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                                                                     EXHIBIT 5.1
                             ANDREWS & KURTH L.L.P.
                        2170 Buckthorne Place, Suite 150
                           The Woodlands, Texas 77380


                                February 11, 1999



Board of Directors
Aronex Pharmaceuticals, Inc.
8707 Technology Forest Place
The Woodlands, Texas 77381-1191

Gentlemen:

         We have acted as counsel to Aronex Pharmaceuticals, Inc. (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to 1,500,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ( "Common Stock"), which Shares represent additional shares registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with an underwritten public offering registered pursuant to the Company's Registration Statement on Form S-1, as amended (No. 333-67599), declared effective on February 16, 1999. The Shares will be offered by Paramount Capital, Inc., which has been retained by the Company as its placement agent.

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant for purposes of this opinion, we are of the opinion that the Shares have been duly and validly authorized by all necessary corporate action by the Company and, assuming the due execution and delivery of the certificates for the Shares against payment therefor, the Shares will be validly issued, fully-paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the incorporation by reference into this Registration Statement of the reference to our firm contained in the Registration Statement on Form S-1 of Aronex Pharmaceuticals, Inc. (No. 333-67599) under the caption "Legal Matters."

                                             Very truly yours,


                                             /s/ ANDREWS & KURTH L.L.P.
                                                 Andrews & Kurth L.L.P.